Exhibit 99.1

SPX FLOW REPORTS STRONG THIRD QUARTER OPERATING RESULTS
Company Raising Assumptions for Both Revenue and Operating Margins
Third Quarter Highlights:

●	Organic orders increased 9% YoY

●	Organic revenue grew 3% with gains across both segments

●	Reported operating margin of 10.1%; Record adjusted operating margin* of 12.9%, up 160 points year over year

●	Margin improvement driven by structural SG&A productivity, positive price/cost, and volume leverage improvement

●	Strategic alternative review ongoing

___________________________________________________________________________________
CHARLOTTE, NC - November 10, 2021 - SPX FLOW, Inc. (NYSE:FLOW), a leading provider of process solutions for the nutrition, health and precision solutions markets, today reported results for the quarter ended October 2, 2021.
“SPX FLOW’s strong performance in the first nine months of the year is a direct result of our strategic plan and the inspired work of our solution makers,” said Marc Michael, SPX FLOW President and CEO. “Throughout the year, the team has overcome the unique challenges of the current environment and helped deliver better-than-expected operating results. Demand for our essential products remains strong and our value-based pricing strategy, combined with our supply chain and productivity initiatives, have enabled us to be price/cost positive for the year. In addition, we continue to invest our time and financial resources to create differentiated customer experiences for our key accounts, including rapid aftermarket support and accelerated new product development. When combined with our structural cost savings program, we expect to drive outsized gains in operating margins in 2021 and beyond.”
“During the quarter, our Board of Directors initiated a formal review of strategic alternatives, including a possible sale, merger, or the continued execution of our standalone strategy. This robust review is progressing as planned and we will update our shareholders at the conclusion of the process.”
“We continue to focus on accelerating customer outcomes and operating improvements by focusing on our strategic plan and 80/20 principles. We will remain disciplined as we focus on growing earnings allowing us to reinvest in the business, execute on strategic acquisitions and distribute excess cash to our shareholders." concluded Michael.
Outlook:
The company expects to deliver quarterly adjusted operating margins of approximately 14.5% in the fourth quarter and 12.5% for the full year. The fourth quarter and full year performance are well ahead of the company’s previously announced guidance for the first year of its 3-year framework. In addition to an improved margin outlook, the company is raising expectations for organic revenue growth in 2021. Organic revenue growth for the full-year is now expected to be high-single digits versus a prior assumption of mid-single digits.

Third Quarter 2021 Consolidated Results (continuing operations unless otherwise noted)

$ millions	Q3 2021	Q3 2020	Variance	Organic Variance
Backlog	$597.8	$530.4	12.7%	2.5%
Orders	384.1	327.6	17.2%	9.3%
Revenues	389.6	356.9	9.2%	3.3%

Operating income	39.2	31.6	24.1%
Margin %	10.1%	8.9%	120 bps
Adjusted operating income*	50.4	40.3	25.1%
Margin %	12.9%	11.3%	160 bps
Segment income	56.0	52.8	6.1%
Margin %	14.4%	14.8%	-40 bps

Operating cash flow from continuing operations	8.1	39.1
Adjusted free cash flow from continuing operations*	6.7	38.6

Income from continuing operations, net of tax	23.4	16.3
Adjusted EBITDA from continuing operations*	57.9	46.8
Note: The commentary below is compared to the prior-year period. All comments refer to continuing operations unless otherwise noted.
•Backlog increased 12.7%, or $67.4 million, primarily due to the positive impacts of foreign exchange rates and current year acquisitions. Organically, backlog increased 2.5% with a 9.6% increase in Precision Solutions segment backlog that was only partially offset by a 4.3% decline in the Nutrition & Health segment.
•Orders increased 9.3% organically, or $30.5 million, driven primarily by an 18.5% or $31.2 million increase in Precision Solutions segment orders, offset slightly by a 0.4% decrease in Nutrition & Health segment orders.
•Revenues increased 9.2%, or $32.7 million primarily driven by a 3.3% increase in organic revenues, with 4.5% organic growth in the Nutrition & Health segment and 2.3% organic growth in the Precision Solutions segment. Additionally, current year acquisitions increased revenue by 4.3%.
•Operating income was $39.2 million, or 10.1% of revenues. After excluding discrete, non-operational and non-cash items and reclassifying transitional services income, adjusted operating income* was $50.4 million, or 12.9% of revenues, representing an increase of approximately 160 basis points year-over-year on a comparable basis.
•Segment income was $56.0 million, up 6.1%, and segment margin decreased by 40 basis points to 14.4%. The increase in segment income was primarily driven by operating leverage related to meaningful volume recovery across both segments, price realization and structural SG&A cost savings, offset slightly by increased intangible amortization charges and the impact of fair value adjustments to inventory directly attributable to the company's acquisition strategy. Excluding the impact of higher intangible amortization charges and fair value adjustments, adjusted segment income* was $62.3 million, up 12.1% and adjusted segment margin* increased by 40 basis points to 16.0%.
•Adjusted free cash flow* from continuing operations was $6.7 million, including investments of $9.1 million on capital expenditures and excluding $4.5 million of discrete tax payments, $2.5 million on restructuring actions and $0.7 million on certain M&A activities.
•Nutrition & Health segment revenues increased 5.9% primarily driven by a 4.5% increase in organic revenues related to a higher shippable backlog entering the quarter and elevated short-cycle book and turn activity. Segment income was $24.6 million, up 1.7% from the prior year. Adjusted segment income* was $26.2 million, up 1.9%, and adjusted segment margin* decreased by 60 basis points to 15.4%. The increase in adjusted segment income* was primarily driven by higher revenue and SG&A cost reductions. Decreased margins were primarily the result of transitory supply chain conditions which offset the leverage we experienced on our structural cost reduction programs and organic revenue growth.

•Precision Solutions segment revenues increased 11.8%, primarily driven by a 7.9% increase related to current year acquisitions and a 2.3% increase in organic revenues related to an elevated level of short-cycle book-and-turn business, offset partially by project selectivity and timing of revenue conversion. Segment income was $31.4 million, up 9.8% from the prior-year. Adjusted segment income* was $36.1 million, up 20.7%, and adjusted segment margin* increased by 120 basis points to 16.4%, driven by improved mix and positive price/cost. The increase in adjusted segment income* was primarily driven by higher volume, increased price realization and SG&A cost reductions.

OTHER ITEMS
About SPX FLOW, Inc.: Based in Charlotte, N.C., SPX FLOW, Inc. (NYSE: FLOW) improves the world through innovative and sustainable solutions. The company's product offering is concentrated in process technologies that perform mixing, blending, fluid handling, separation, thermal heat transfer and other activities that are integral to processes performed across a wide variety of nutrition, health and precision solutions markets. SPX FLOW had approximately $1.4 billion in 2020 annual revenues and has operations in more than 30 countries and sales in more than 140 countries. To learn more about SPX FLOW, please visit www.spxflow.com.
On July 26, 2021 we announced that our Board of Directors authorized a review of strategic alternatives, including a possible sale or merger of the Company and the continued execution of the Company's standalone strategy. No assurances can be given regarding the outcome or timing of the review process. Until completed or until we deem appropriate, we do not intend to make any further public comments around the process.
*Non-GAAP measure. See attached schedules for reconciliation from most comparable GAAP measure. Management believes these non-GAAP measures are commonly used financial measures for investors to evaluate our operating performance for the periods presented, and when read in conjunction with our condensed consolidated financial statements, present a useful tool to evaluate continuing operations and provide investors with measures they can use to evaluate our management of the business from period to period. In addition, these are some of the factors we use in internal evaluations of the overall performance of our business. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly-titled measures used by other companies.
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. The words “expects,” “anticipates,” “plans,” “targets,” “projects,” “believes,” “estimates,” “forecasts,” “intends,” “should,” “could,” “would,” “will,” “may” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements are only predictions. Actual events or results may differ materially because of market conditions or other factors, and forward-looking statements should not be relied upon as a prediction of actual results. Among other factors that may affect future performance are: the impact of the COVID-19 pandemic and governmental and other actions taken in response, including impacts on economic activity, potential supply chain disruptions, impacts on labor cost and labor availability, and shipping constraints; cyclical changes and specific industry events in the company’s markets; changes in anticipated capital investment and maintenance expenditures by customers; availability, limitations or cost increases of raw materials, component products and/or commodities that cannot be recovered in product pricing; overruns, the incurrence of delays, penalties or liquidated damages with respect to long-term fixed-price contracts; international economic, political, legal, accounting and business developments adversely affecting the company’s ability to do business in emerging markets; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions; inadequate performance by third-party suppliers and subcontractors for outsourced products; defects or errors in current or planned products; potential labor disputes, extreme weather conditions and natural and other disasters; compliance costs associated with environmental laws and regulations; threats associated with and efforts to combat terrorism and cyber-security risks; global competitive market conditions, including global reactions to U.S. trade policies, and resulting effects on sales and pricing; and global economic factors, including currency exchange rates, difficulties entering new markets and general economic conditions such as inflation, deflation, interest rates and credit availability. These risk factors may not be exhaustive. Further, the company operates in a continually changing business environment and cannot predict new risk factors that may arise as a result of these and other changes. Statements in this press release speak only as of the date of this press release, and SPX FLOW disclaims any responsibility to update or revise such statements.
Investor Contact:
Scott Gaffner
VP, Investor Relations and Strategic Insights
704-752-4485
investor@spxflow.com

Media Contact:
Peter Smolowitz
External Communications Manager
704-341-2915
peter.smolowitz@spxflow.com

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Nine months ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Revenues	$389.6	$356.9	$1,135.0	$954.5
Cost of products sold	250.6	230.8	735.8	613.8
Gross profit	139.0	126.1	399.2	340.7
Selling, general and administrative	93.3	89.9	277.5	265.9
Intangible amortization	5.9	2.8	13.6	8.5
Asset impairment charges	—	0.5	—	3.2
Restructuring and other related charges	0.6	1.3	14.1	8.7
Operating income	39.2	31.6	94.0	54.4

Other income, net	9.5	4.2	18.1	8.5
Interest expense, net	(4.2)	(7.4)	(14.0)	(24.9)
Loss on early extinguishment of debt	(12.4)	(11.0)	(12.4)	(11.0)
Income from continuing operations before income taxes	32.1	17.4	85.7	27.0
Income tax provision	(8.6)	(0.7)	(31.6)	(3.7)
Income from continuing operations	23.5	16.7	54.1	23.3
Income (loss) from discontinued operations, net of tax	0.1	(4.2)	(0.8)	(40.9)
Net income (loss)	23.6	12.5	53.3	(17.6)
Less: Net income attributable to noncontrolling interests	0.1	0.4	0.4	0.7
Net income (loss) attributable to SPX FLOW, Inc.	$23.5	$12.1	$52.9	$(18.3)

Amounts attributable to SPX FLOW, Inc. common shareholders:
Income from continuing operations, net of tax	$23.4	$16.3	$53.7	$22.5
Income (loss) from discontinued operations, net of tax	0.1	(4.2)	(0.8)	(40.8)
Net income (loss) attributable to SPX FLOW, Inc.	$23.5	$12.1	$52.9	$(18.3)

Basic income (loss) per share of common stock:
Income per share from continuing operations	$0.56	$0.39	$1.28	$0.53
Income (loss) per share from discontinued operations	—	(0.10)	(0.02)	(0.96)
Net income (loss) per share attributable to SPX FLOW, Inc.	0.56	0.29	1.26	(0.43)
Diluted income (loss) per share of common stock:
Income per share from continuing operations	$0.56	$0.39	$1.28	$0.53
Income (loss) per share from discontinued operations	—	(0.10)	(0.02)	(0.96)
Net income (loss) per share attributable to SPX FLOW, Inc.	0.56	0.29	1.26	(0.43)

Weighted average number of common shares outstanding - basic	41.952	42.127	41.924	42.425
Weighted average number of common shares outstanding - diluted	41.960	42.450	41.956	42.640

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	October 2, 2021	December 31, 2020
ASSETS
Current assets:
Cash and equivalents	$313.6	$441.5
Accounts receivable, net	241.2	232.6
Contract assets	27.7	24.4
Inventories, net	245.7	199.3
Other current assets	31.7	27.4
Total current assets	859.9	925.2
Property, plant and equipment:
Land	22.1	22.8
Buildings and leasehold improvements	171.7	176.8
Machinery and equipment	355.4	349.1
	549.2	548.7
Accumulated depreciation	(315.1)	(320.6)
Property, plant and equipment, net	234.1	228.1
Goodwill	595.2	569.7
Intangibles, net	227.9	206.0
Other assets	175.6	169.5
TOTAL ASSETS	$2,092.7	$2,098.5

LIABILITIES, MEZZANINE EQUITY AND EQUITY
Current liabilities:
Accounts payable	$169.3	$149.1
Contract liabilities	115.3	119.5
Accrued expenses	180.7	178.7
Income taxes payable	19.3	23.0
Short-term debt	15.4	12.5
Current maturities of long-term debt	20.0	0.1
Total current liabilities	520.0	482.9
Long-term debt	379.1	397.3
Deferred and other income taxes	35.7	36.6
Other long-term liabilities	114.5	117.5
Total long-term liabilities	529.3	551.4
Mezzanine equity	3.3	3.4
Equity:
SPX FLOW, Inc. shareholders’ equity:
Common stock	0.4	0.4
Paid-in capital	1,723.8	1,696.9
Accumulated deficit	(321.8)	(363.3)
Accumulated other comprehensive loss	(268.9)	(226.4)
Common stock in treasury	(92.7)	(46.2)
Total SPX FLOW, Inc. shareholders' equity	1,040.8	1,061.4
Noncontrolling interests	(0.7)	(0.6)
Total equity	1,040.1	1,060.8
TOTAL LIABILITIES, MEZZANINE EQUITY AND EQUITY	$2,092.7	$2,098.5

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Nine months ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Cash flows from operating activities:
Net income (loss)	$23.6	$12.5	$53.3	$(17.6)
Less: Income (loss) from discontinued operations, net of tax	0.1	(4.2)	(0.8)	(40.9)
Income from continuing operations	23.5	16.7	54.1	23.3
Adjustments to reconcile income from continuing operations to net cash from operating activities:
Restructuring and other related charges	0.6	1.3	14.1	8.7
Asset impairment charges	—	0.5	—	3.2
Deferred income taxes	(5.2)	0.1	2.5	18.9
Depreciation and amortization	13.3	10.2	35.3	30.2
Stock-based compensation	3.8	3.6	9.6	10.6
Pension and other employee benefits	0.2	0.3	0.8	1.0
Gains on asset sales and other, net	(7.5)	(1.3)	(7.8)	(0.9)
Gains on changes in fair value of investment in equity security	(1.6)	(2.1)	(9.1)	(7.4)
Losses on early extinguishment of debt	12.4	11.0	12.4	11.0
Changes in operating assets and liabilities, net of effects from business acquisitions and discontinued operations:
Accounts receivable and other assets	9.9	(12.1)	(9.6)	16.2
Contract assets and liabilities, net	(11.9)	1.1	(10.0)	4.4
Inventories	(10.1)	17.9	(37.8)	(11.2)
Accounts payable, accrued expenses and other	(16.8)	(5.3)	(2.1)	(68.9)
Cash spending on restructuring actions	(2.5)	(2.8)	(10.4)	(7.5)
Net cash from continuing operations	8.1	39.1	42.0	31.6
Net cash from (used in) discontinued operations	0.1	(1.9)	(0.6)	(8.3)
Net cash from operating activities	8.2	37.2	41.4	23.3
Cash flows from (used in) investing activities:
Proceeds from asset sales and other, net	11.5	3.1	12.1	3.3
Capital expenditures	(9.1)	(5.5)	(23.5)	(17.3)
Business acquisitions, net of cash acquired of $4.5 in the nine months ended October 2, 2021 and of $— in the three and nine months ended September 26, 2020	—	(10.0)	(102.6)	(10.0)
Net cash from (used in) continuing operations	2.4	(12.4)	(114.0)	(24.0)
Net cash from discontinued operations (includes proceeds from disposition of $406.2, less cash and restricted cash disposed of $7.3, in the nine months ended September 26, 2020)	—	—	—	393.4
Net cash from (used in) investing activities	2.4	(12.4)	(114.0)	369.4

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(Unaudited; in millions)

	Three months ended		Nine months ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Cash flows used in financing activities:
Borrowings under amended senior credit facility	400.0	—	400.0	—
Repurchases of senior notes (includes premiums paid of $8.8 in the three and nine months ended October 2, 2021 and of $8.4 in the three and nine months ended September 26, 2020)	(308.8)	(308.4)	(308.8)	(308.4)
Repayments of former senior credit facility	(100.0)	—	(100.0)	—
Borrowings under (repayments of) purchase card program, net	0.1	(6.8)	2.9	(11.6)
Repayments of other financing arrangements	(0.5)	—	(1.7)	(0.3)
Financing fees paid	(2.9)	—	(2.9)	—
Purchases of common stock	(5.7)	(10.7)	(40.2)	(16.9)
Proceeds from the exercise of employee stock options	—	—	17.6	—
Minimum withholdings paid on behalf of employees for net share settlements, net	(0.3)	(0.1)	(6.6)	(6.9)
Dividends paid (includes noncontrolling interest distributions of $1.2 in the nine months ended September 26, 2020)	(3.8)	—	(7.6)	(1.2)
Purchases of noncontrolling interests	—	(8.2)	(0.6)	(8.2)
Net cash used in continuing operations	(21.9)	(334.2)	(47.9)	(353.5)
Net cash used in discontinued operations	—	—	—	(0.3)
Net cash used in financing activities	(21.9)	(334.2)	(47.9)	(353.8)
Change in cash, cash equivalents and restricted cash due to changes in foreign currency exchange rates	0.8	4.8	(7.4)	10.2
Net change in cash, cash equivalents and restricted cash	(10.5)	(304.6)	(127.9)	49.1
Consolidated cash, cash equivalents and restricted cash, beginning of period	324.2	657.1	441.6	303.4
Consolidated cash, cash equivalents and restricted cash, end of period	$313.7	$352.5	$313.7	$352.5

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED FREE CASH FLOW RECONCILIATION
(Unaudited; in millions)

	Three months ended		Nine months ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net cash flow from operating activities - continuing and discontinued operations	$8.2	$37.2	$41.4	$23.3
Less: Net cash flow from (used in) operating activities - discontinued operations	0.1	(1.9)	(0.6)	(8.3)
Net cash flow from operating activities - continuing operations	8.1	39.1	42.0	31.6
Capital expenditures - continuing operations	(9.1)	(5.5)	(23.5)	(17.3)
Free cash flow from (used in) operations - continuing operations	(1.0)	33.6	18.5	14.3
Cash spending on restructuring actions	2.5	2.8	10.4	7.5
Cash spending on certain M&A activities	0.7	—	4.6	—
Cash spending on strategic actions	—	2.2	—	6.4
Discrete cash tax payments	4.5	—	4.5	17.1
Adjusted free cash flow from operations	$6.7	$38.6	$38.0	$45.3

SPX FLOW, INC. AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	As of and for the three months ended				As of and for the nine months ended
	October 2, 2021	September 26, 2020	Δ	%/bps	October 2, 2021	September 26, 2020	Δ	%/bps
Nutrition and Health
Backlog	$262.0	$269.2	$(7.2)	(2.7)%	$262.0	$269.2	$(7.2)	(2.7)%
Orders	$160.2	$159.0	$1.2	0.8%	$504.0	$435.1	$68.9	15.8%
Revenues	$170.1	$160.6	$9.5	5.9%	$510.0	$443.1	$66.9	15.1%

Segment income	$24.6	$24.2	$0.4	1.7%	$79.6	$62.7	$16.9	27.0%
Intangible amortization expense	1.6	1.5	0.1		4.8	4.6	0.2
Adjusted segment income	$26.2	$25.7	$0.5	1.9%	$84.4	$67.3	$17.1	25.4%
as a percent of revenues	15.4%	16.0%		(60)bps	16.5%	15.2%		130bps

Precision Solutions
Backlog	$335.8	$261.2	$74.6	28.6%	$335.8	$261.2	$74.6	28.6%
Orders	$223.9	$168.6	$55.3	32.8%	$656.6	$529.9	$126.7	23.9%
Revenues	$219.5	$196.3	$23.2	11.8%	$625.0	$511.4	$113.6	22.2%

Segment income	$31.4	$28.6	$2.8	9.8%	$76.4	$57.9	$18.5	32.0%
Intangible amortization expense	4.3	1.3	3.0		8.8	3.9	4.9
Purchase accounting - amortization of inventory fair value adjustment	0.4	—	0.4		1.9	—	1.9
Adjusted segment income	$36.1	$29.9	$6.2	20.7%	$87.1	$61.8	$25.3	40.9%
as a percent of revenues	16.4%	15.2%		120bps	13.9%	12.1%		180bps

Consolidated Backlog	$597.8	$530.4	$67.4	12.7%	$597.8	$530.4	$67.4	12.7%
Consolidated Orders	$384.1	$327.6	$56.5	17.2%	$1,160.6	$965.0	$195.6	20.3%
Consolidated Revenues	$389.6	$356.9	$32.7	9.2%	$1,135.0	$954.5	$180.5	18.9%
Consolidated Segment Income	$56.0	$52.8	$3.2	6.1%	$156.0	$120.6	$35.4	29.4%
Consolidated Adjusted Segment Income	$62.3	$55.6	$6.7	12.1%	$171.5	$129.1	$42.4	32.8%
as a percent of revenues	16.0%	15.6%		40bps	15.1%	13.5%		160bps

Consolidated Adjusted Segment Income	$62.3	$55.6	$6.7		$171.5	$129.1	$42.4
Less: Intangible amortization expense	(5.9)	(2.8)	(3.1)		(13.6)	(8.5)	(5.1)
Less: Purchase accounting - amortization of inventory fair value adjustment	(0.4)	—	(0.4)		(1.9)	—	(1.9)
Consolidated Segment Income	56.0	52.8	3.2		156.0	120.6	35.4
Corporate expense	16.0	19.2	(3.2)		47.3	53.7	(6.4)
Pension and postretirement service costs	0.2	0.2	—		0.6	0.6	—
Asset impairment charges	—	0.5	(0.5)		—	3.2	(3.2)
Restructuring and other related charges	0.6	1.3	(0.7)		14.1	8.7	5.4
Consolidated Operating Income	$39.2	$31.6	$7.6	24.1%	$94.0	$54.4	$39.6	72.8%
as a percent of revenues	10.1%	8.9%		120bps	8.3%	5.7%		260bps

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED OPERATING INCOME RECONCILIATION
(Unaudited; in millions)

	Three months ended		Nine months ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Operating income	$39.2	$31.6	$94.0	$54.4
Charges and fees associated with strategic actions	3.3	2.8	3.3	6.0
Charges associated with certain M&A activities	0.8	—	5.6	—
Restructuring and other related charges	0.6	1.3	14.1	8.7
Asset impairment charges	—	0.5	—	3.2
Reduction of SG&A costs associated with transition services income	0.2	1.3	1.7	2.8
Purchase accounting - amortization of inventory fair value adjustment	0.4	—	1.9	—
Intangible amortization	5.9	2.8	13.6	8.5
Adjusted operating income	$50.4	$40.3	$134.2	$83.6

SPX FLOW, INC. AND SUBSIDIARIES
ORGANIC REVENUE RECONCILIATION
(Unaudited)

	Three months ended October 2, 2021
	Net Revenue Growth	Foreign Currency	Business Combinations	Organic Revenue Growth
Nutrition and Health	5.9%	1.4%	—%	4.5%
Precision Solutions	11.8%	1.6%	7.9%	2.3%
Consolidated	9.2%	1.6%	4.3%	3.3%

	Nine months ended October 2, 2021
	Net Revenue Growth	Foreign Currency	Business Combinations	Organic Revenue Growth
Nutrition and Health	15.1%	4.1%	—%	11.0%
Precision Solutions	22.2%	3.7%	6.8%	11.7%
Consolidated	18.9%	3.9%	3.6%	11.4%

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED EBITDA FROM CONTINUING OPERATIONS RECONCILIATION
(Unaudited; in millions)

	Three months ended		Nine months ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net income attributable to SPX FLOW, Inc. from continuing operations	$23.4	$16.3	$53.7	$22.5

Income tax provision	8.6	0.7	31.6	3.7
Interest expense, net	4.2	7.4	14.0	24.9
Depreciation and amortization	13.3	10.2	35.3	30.2
EBITDA from continuing operations	49.5	34.6	134.6	81.3
Charges and fees associated with strategic actions	3.3	2.8	3.3	6.0
Charges associated with certain M&A activities	0.8	—	5.6	—
Restructuring and other related charges	0.6	1.3	14.1	8.7
Asset impairment charges	—	0.5	—	3.2
Fair value adjustment related to an equity security	(1.6)	(2.1)	(9.1)	(7.4)
Gains on certain asset sales and other, net	(7.5)	(1.3)	(7.8)	(1.3)
Loss on early extinguishment of debt	12.4	11.0	12.4	11.0
Purchase accounting - amortization of inventory fair value adjustment	0.4	—	1.9	—
Adjusted EBITDA from continuing operations	$57.9	$46.8	$155.0	$101.5

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS RECONCILIATION
(Unaudited)

	Three months ended		Nine months ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Diluted earnings per share from continuing operations	$0.56	$0.39	$1.28	$0.53
Charges and fees associated with strategic actions, net of tax	0.06	0.05	0.06	0.10
Charges associated with certain M&A activities, net of tax	0.01	—	0.10	—
Restructuring and other related charges, net of tax	0.01	0.02	0.27	0.16
Asset impairment charges, net of tax	—	0.01	—	0.05
Fair value adjustment related to an equity security, net of tax	(0.03)	(0.04)	(0.17)	(0.13)
Gains on certain asset sales and other, net of tax	(0.13)	(0.02)	(0.13)	(0.02)
Loss on early extinguishment of debt, net of tax	0.22	0.20	0.22	0.20
Purchase accounting - amortization of inventory fair value adjustment, net of tax	0.01	—	0.04	—
Intangible amortization, net of tax	0.11	0.05	0.25	0.15
Discrete tax charges (credits)	(0.03)	(0.13)	0.11	(0.13)
Adjusted diluted earnings per share from continuing operations	$0.79	$0.53	$2.03	$0.91